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                                                                Exhibit (a)(iii)

                              SEASONS SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES

      The undersigned, being the Vice President and Assistant Secretary of Seasons Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.10 of the Declaration of Trust, dated October 11, 1995 (hereinafter, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, by Unanimous Consent dated October 30, 1998, the following is hereby authorized:

      (1) That nine series of the Trust's unissued shares of beneficial interest, $.01 par value, are hereby established to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

                        Large-Cap Growth Portfolio
                        Large-Cap Composite Portfolio
                        Large-Cap Value Portfolio
                        Mid-Cap Growth Portfolio
                        Mid-Cap Value Portfolio
                        Small-Cap Portfolio
                        International Equity Portfolio
                        Diversified Fixed Income Portfolio
                        Cash Management Portfolio

      The Large-Cap Growth Portfolio, Large-Cap Composite Portfolio, Large-Cap Value Portfolio, Mid-Cap Growth Portfolio, Mid-Cap Value Portfolio, Small-Cap Portfolio, International Equity Portfolio, Diversified Fixed Income Portfolio, and the Cash Management Portfolio are hereinafter referred to individually as a "Fund" and collectively as the "Funds."

      (2) That the shares of beneficial interest of each particular Fund shall represent identical interests in the Trust and have identical voting, dividend, liquidation and rights, as set forth in the Declaration of Trust.

      The actions contained herein shall be effective as of October 30, 1998.

                                      By: /s/ Robert M. Zakem
                                          -------------------
                                          Robert M. Zakem
                                          Vice President and Assistant Secretary
                                          Seasons Series Trust